UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

RTW, Inc.

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-25508 (Commission File Number)	41-1440870 (I.R.S. Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)

(952) 893-0403
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into A Material Definitive Agreement
SIGNATURES

Item 1.01 — Entry Into A Material Definitive Agreement

Compensation to Non-employee Directors

     On March 8, 2005 and March 9, 2005 the Company’s Board of Directors and its Compensation Committee increased the compensation payable to its non-employee directors. Retroactive to January 1, 2005, payable in equal quarterly installments, the Company will pay: (i) each non-employee director an annual fee of $25,000; (ii) the Chairman of the Board an annual fee of $65,000; (iii) the Chairman of the Audit Committee an annual fee of $45,000; and (iv) non-employee Board members who require an extra day of travel to attend meetings an annual fee of $35,000. The Company will pay the Chairman Emeritus an annual fee of $100,000. Other than the Chairman Emeritus, each non-employee director, who is serving a continuing term or who is reelected at the Annual Meeting of Shareholders will be issued a non-qualified option to purchase 2,500 shares of common stock, expiring in ten years, vesting over three years beginning one year from the date of grant. The options expire one year after the individual ceases to be a director.

Chief Executive Officer Compensation

     On January 19, 2005 and March 9, 2005 the Company’s Board of Directors and its Compensation Committee increased the base salary of the Chief Executive Officer, effective April 1, 2005 from $250,000 to $275,000.

Executive Officers and Staff 2005 Incentive Plan

     On March 8, 2005 and March 9, 2005 the Board of Directors and its Compensation Committee approved the Company’s 2005 cash incentive compensation program. All employees of the Company are eligible to participate in this program. Under the program, a portion of plan pre-tax earnings and pre-tax earnings in excess of planned results, excluding investment income, are contributed to a general pool and distributed in 2006.

     In addition, on March 8, 2005 and March 9, 2005 the Company’s Board of Directors and its Compensation Committee approved a cash incentive compensation program for executive officers. Under the program, 6.3% of pre-tax earnings, excluding investment income, in excess of the 2005 plan are contributed to an executive officer pool, distributed entirely at the discretion of the Board of Directors.

Executive Officers and Staff 2004 Incentive Plan

     On February 9, 2005, the Company’s Board of Directors and its Compensation Committee approved amounts under the 2004 cash incentive program totaling $1,295,000, including $265,000 in discretionary incentives for executive officers and granted non-qualified stock options to purchase shares of the Company’s common stock, expiring in 10 years, generally expiring 90 days after the individual ceases to be an employee of the Company, and vesting 50% at grant date and 100% after one year, to:

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Shares underlying
Stock Option
Granted February 9,
Executive Officer and Title	2005
Jeffrey B. Murphy
President and Chief Executive Officer	10,000
Alfred L. LaTendresse
Executive Vice President and Chief Financial Officer	10,000
Keith D. Krueger
Vice President — Insured Products	10,000
Patricia M. Sheveland
Vice President — Case and Claims Management	10,000
David M. Dietz
Vice President — Alternative Products (Absentia Division)	10,000

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: March 14, 2005	By /s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)

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